JPMORGAN SElECT BALANCED FUND
Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue                              Broker
02/12/02    General Electric Cap Corp.    Lehman Bros Inc.

Shares                   Price         Amount
170,000		        $99.55        $16,923,500.00

                                        % of Issue
Spread     Spread       Fund's            for all
Amount      %        % of issue      JPMorgan Funds
N/A        N/A		0.01%	            1.55%


   Underwriters  	                 Principal Amounts
J.P.Morgan                                   200,000,000
Lehman Brothers                            2,025,000,000
Deutsche Banc Alex Brown Inc.                 56,250,000
J.P.Morgan Securities, Inc.                   56,250,000
Salomon Smith Barney                          56,250,000
UBS Warburg                                   56,250,000

Total     			          $2,450,000,000


Trade
Date     	Issue                        Broker
02/12/02    General Mills Inc.   Deutsche Morgan Grenfell

Shares                   Price         Amount
50,000		        $99.67        $4,983,400.00

                                       % of Issue
Spread    Spread       Fund's          for all
Amount      %        % of issue     JPMorgan Funds
N/A        N/A		0.003%	          0.36%


   Underwriters  	                 Principal Amounts
Barclays Capital inc.                          318,200,000
Deutsche Banc Alex Brown inc.                  318,200,000
Salomon Smith Barney Inc.                      318,200,000
Credit Suisse First boston Corp.               225,800,000
Banc of america Securities LLC                 182,200,000
J.P. Morgan Securities Inc.                    182,200,000
UBS Warburg LLC                                182,200,000
Utendahl Capital Partners, L.P.                 35,000,000
Loop Capital Markets, LLC                       35,000,000
Credit Lyonnais Securities (USA) Inc.           32,200,000
Tokyo-Mitsubishi International PLC              26,400,000
Mizuho International PLC                        23,800,000
Suntrust Capital markets, Inc                   23,800,000
Wells Fargo Van Kasper, LLC                     23,800,000
ABN AMRO Incorporated                           16,200,000
Mellon Financial Markets, LLC                   16,200,000
U.S. Bancorp Piper Jaffray Inc.                 14,800,000
BNY Capital Markets, Inc                         7,800,000
Wachovia Securities, Inc                         6,400,000
BPN Paribas Securities Corp.                     2,800,000
Fleet Securities, Inc                            2,800,000
HSBC Securities (USA) Inc.                       2,800,000
Merrill Lynch, Pierce, Fenner & Smith Inc.       2,800,000
Cooperatieze Centrale Raiffeisen-Boerenleenbank
B.A. (Rabobank International), N.Y. Branch         400,000

       Total                                 2,000,000,000


Trade
Date     	Issue                   Broker
05/16/02	Accenture LTD         Morgan Stanley & Co.

Shares                   Price         Amount
3,600		        $20.00        $72,000.00

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue      JPMorgan Funds
$0.50      2.50%	0.004%	         0.06%


    Underwriters  	                        Shares
Morgan Stanley & Co. Inc.                      42,064,162
Credit Suisse First Boston Corp.	        9,347,592
Deutsche Bank Securities Inc.			6,823,742
J.P. Morgan Securities Inc.			6,823,742
Salomon Smith Barney Inc.			6,823,742
UBS Warburg LLC					6,823,742
Lehman Brothers Inc.				4,206,416
Banc of America Securities LLC			3,739,036
ABN AMRO Rothschild LLC				2,149,943
SG Cowen Securities Corp.			  934,759
First Union Securities Inc.			  934,759
Cazenove Inc.					  467,380
Chatsworth Securities LLC			  467,380
Needham & Company Inc.				  467,380
Pacific Growth Equities Inc.			  467,380
Punk, Ziegel & Company L.P.			  467,380
Thomas Weisel Partners LLC			  467,380

       Total                                   93,475,915



Trade
Date     	Issue
03/06/02	Weyerhaeuser Co.

Shares            Price         Amount
15,000	  	 $99.354	$1,490,310.00

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of Issue      JPMorgan Funds
 N/A        N/A		0.006%	           0.11%

Broker
Morgan Stanley Dean Witter & Co.

Underwriters of Weyerhaeuser

Underwriters*			Principal Amount*

Total				$1,750,000,000

*Underwriters and principal amounts were not available at time of filing.



Trade
Date     	Issue
06/06/02        Nortel Networks Corp.

Shares            Price         Amount
44,100  	  $1.41        $62,181.00
                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue       JPMorgan Funds
$0.056      N/A 	 0.008%	            0.29%

Brokers
Credit Suisse First Boston Corp.

Underwriters of Nortel Networks Corp.

UNDERWRITER                                    SHARES
-----------                                -------------

Credit Suisse First Boston Corporation.....  182,875,000
RBC Dominion Securities Inc................  182,875,000
J.P. Morgan Securities Inc.................   27,500,000
Salomon Smith Barney Inc....................  27,500,000
CIBC World Markets Corp.....................  26,950,000
ABN AMRO Rothschild LLC.....................  16,500,000
HSBC Securities (USA) Inc...................  16,500,000
SG Cowen Securities Corporation.............  16,500,000
TD Securities Inc...........................  16,500,000
BMO Nesbitt Burns Inc.......................  12,100,000
National Bank Financial Inc.................  12,100,000
Scotia Capital Inc..........................  12,100,000
                                             -----------
  Total..................................... 550,000,000




JPMORGAN SElECT BALANCED FUND
Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue                     Broker
07/01/02        CIT Group, Inc.	   Goldman, Sachs & Co.

Shares                   Price         Amount
5,900		        $23.00        $135,700

                                        % of Issue
Spread     Spread       Fund's            for all
Amount      %        % of issue      JPMorgan Funds
$0.92       4.00%	0.00%	            0.01%


UNDERWRITERS                                   SHARES
------------                               -----------
Goldman, Sachs & Co..........................  24,000,000
Lehman Brothers Inc..........................  24,000,000
J.P. Morgan Securities Inc...................  24,000,000
Banc of America Securities LLC...............  24,000,000
Credit Suisse First Boston Corporation.......  24,000,000
Salomon Smith Barney Inc.....................  24,000,000
Merrill Lynch, Pierce, Fenner & Smith Inc....  14,000,000
Bear, Stearns & Co. Inc......................   4,104,000
CIBC World Markets Corp......................   4,104,000
Deutsche Bank Securities Inc.................   4,104,000
UBS Warburg LLC..............................   4,104,000
Wachovia Securities, Inc.....................   4,104,000
Banca IMI S.p.A..............................     860,000
ABN AMRO Rothschild LLC......................     860,000
BNP Paribas Securities Corp. ................     860,000
Barclays Bank PLC............................     860,000
Commerzbank Capital Markets Corp. ...........     860,000
RBC Dain Rauscher Inc........................     860,000
ING Barings LLC..............................     860,000
Mizuho International plc.....................     860,000
BNY Capital Markets Inc......................     800,000
BMO Nesbitt Burns Corp. .....................     800,000
Blaylock & Partners, L.P.....................     800,000
Credit Lyonnais Securities (USA) Inc.........     800,000
Dresdner Kleinwort Wasserstein Securities LLC     800,000
Fleet Securities, Inc........................     800,000
SG Cowen Securities Corporation..............     800,000
U.S. Bancorp Piper Jaffray Inc...............     800,000
The Williams Capital Group, L.P..............     800,000
BOE Securities Inc...........................     600,000
The Buckingham Research Group Incorporated...     600,000
Legg Mason Wood Walker, Incorporated.........     600,000
Neuberger Berman, LLC........................     600,000
Sandler O'Neill & Partners, L.P..............     600,000
Scotia Capital (USA), Inc....................     600,000
TD Securities (USA) Inc......................     600,000
WestLB Panmure Securities Inc................     600,000
Cantor Fitzgerald & Co.......................     400,000
Keefe, Bruyette & Woods, Inc.................     400,000
McDonald Investments Inc., A KeyCorp Company.     400,000
Samuel A. Ramirez & Company, Inc.............     400,000
Muriel Siebert & Co., Inc....................     400,000
Sturdivant & Co., Inc........................     400,000
Utendahl Capital Partners, L.P...............     200,000
                                               ------------
  Total...................................... 200,000,000




The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue                      Broker
09/18/02       Barclays Bank PLC     Barclays Capital, Inc.

Shares                   Price         Amount
15,000		         $100.00       $15,000

                                        % of Issue
Spread     Spread       Fund's            for all
Amount      %        % of issue      JPMorgan Funds
$0.01      0.0%		0.00%	            0.33%

Underwriters of Barclays Capital

Underwriters* 	                    Principal Amount*

Total				     $1,000,000,000

* Underwriters and shares were
  not available at time of filing.




The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
12/10/02	Florida Power & Light

Shares            Price         Amount
20,000	 	  $100.00	$20,000

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue       JPMorgan Funds
$0.65       .65% 	 0.00%	           0.44%

Broker
JPMorgan; Salomon Smith Barney

Underwriters of Florida Power & Light

Underwriters     	         Principal Amount
J.P. Morgan Securities, Inc.	   $140,000,000
Salomon Smith Barney, Inc.	    140,000,000
Banc of America Securities LLC       36,000,000
Wachovia Securities, Inc.	     36,000,000
Banc One Capital Markets, Inc.	     16,000,000
Merill Lynch Pierce Fenner & Smith   16,000,000
Suntrust Capital Markets, Inc.	     16,000,000

Total				    400,000,000